Exhibit 99.1

SCIENTIFIC GAMES ANNOUNCES TIM THROSBY TO SERVE AS
NEW INDEPENDENT MEMBER OF THE BOARD OF DIRECTORS

Former Barclay’s Bank CEO to Bring Extensive Financial
and Business Development Experience

LAS VEGAS – September 28, 2020 – Scientific Games Corporation (NASDAQ: SGMS) (“Scientific Games” or the “Company”) today announced that Tim Throsby will join the Company’s Board of Directors as a new independent director effective October 1, 2020. The Scientific Games Board will comprise nine directors, the majority of whom are independent.

Mr. Throsby brings decades of executive financial leadership and business growth and development experience to Scientific Games. He most recently served as CEO of Barclays Bank Plc and President of Barclays International where he designed and executed a comprehensive restructuring to help transform the performance and culture of the organization. Under Mr. Throsby’s leadership, Barclays Bank Plc doubled its return on tangible equity (ROTE) over a US$20 billion top line portfolio of businesses.

“We are delighted to have a financial leader of Tim’s caliber join our Board,” said Jamie Odell, Executive Chair of Scientific Games. “Tim brings extraordinary financial and operational leadership experience. I’m confident Scientific Games will greatly benefit from his expertise as we continue to execute on our strategy to drive growth across our business and unlock value for our stakeholders.”

Mr. Odell continued, “With Tim’s appointment and our recent governance enhancements, Scientific Games is moving forward from a position of strength with a refreshed, independent Board. We are focused on optimizing our portfolio, deleveraging our business, and capitalizing on the dynamic growth across our industry as key markets continue to reopen.”

“Scientific Games has a strong team and compelling opportunity to capture substantial market opportunity in the expanding digital gaming and sports betting ecosystem,” said Mr. Throsby. “I look forward to working closely with Jamie, CEO Barry Cottle, the Board and management team during this important time in the Company’s evolution and supporting its efforts to deliver sustainable growth and shareholder value.”

Mr. Throsby’s appointment follows Scientific Games’ disclosure that the Company would appoint an additional independent non-executive director in connection with its September 14, 2020 announcement that a number of long-term institutional investors, including highly credentialed gaming industry investor Caledonia, reached agreement to acquire a 34.9% stake in the Company. As part of the transaction, the Company is implementing certain governance enhancements and refreshment to its board. Mr. Throsby’s appointment follows the appointment of Executive Chair Jamie Odell and Executive Vice Chair Toni Korsanos.

© 2020 Scientific Games Corporation. All rights reserved.

About Tim Throsby
Prior to joining Barclays, Mr. Throsby was the Global Head of Equities at JP Morgan, during which time he led the business to become one of the top firms in the industry. Earlier in his career he served as President of Citadel Asia, where he was instrumental in establishing the Citadel Investment Group’s business across Asia Pacific and Japan, growing a 120-person team over three years. He previously held leadership positions at Goldman Sachs, Lehman Brothers and Macquarie Bank.

Mr. Throsby currently serves as a non-executive director on the boards of Silver Creek Pharmaceuticals and Lumos Global, a solar power generation company. He earned his Bachelor of Economics degree from the University of Sydney, studied jurisprudence at the University of Oxford and completed the Advanced Management Program at Harvard Business School.

About Scientific Games
Scientific Games Corporation (NASDAQ: SGMS) is a world leader in entertainment offering dynamic games, systems and services for casino, lottery, social gaming, online gaming and sports betting. Scientific Games offers the gaming industry’s broadest and most integrated portfolio of game content, advanced systems, cutting-edge platforms and professional services. Committed to responsible gaming, Scientific Games delivers what customers and players value most: trusted security, engaging entertainment content, operating efficiencies and innovative technology. For more information, please visit scientificgames.com.

Investor Inquiries:
IR@scientificgames.com

Media Inquiries:
Media@scientificgames.com

Forward-Looking Statements
In this press release, Scientific Games makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “may,” and “should.” These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in our filings with the Securities and Exchange Commission (the “SEC”), including Scientific Games’ current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on February 18, 2020 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for Scientific Games’ ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.